Exhibit 23.4

Consent of Jun He Law offices, PRC Counsel

June 6, 2008

CHINA SUNERGY CO., LTD.

No. 123 Focheng West Road

Jiangning Economic & Technical Development Zone,

Nanjing, Jiangsu 211100,

People’s Republic of China

Dear Sir or Madam:

We hereby consent to the references to our name under the heading “Enforceability of Civil Liabilities” in the Prospectus included in the Registration Statement on Form F-3, originally filed by China Sunergy Co., Ltd on June 6, 2008 with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Yours faithfully,

For and on behalf of

/s/ JUN HE LAW OFFICES

JUN HE LAW OFFICES